Exhibit 99.1

ARMLOGI HOLDING CORP. Announces Appointment of Two New Independent Directors

WALNUT, CA, September 2, 2025 (GlobeNewswire) -- Armlogi Holding Corp. (“Armlogi” or the “Company”) (Nasdaq: BTOC), a U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions related to warehouse management and order fulfillment, today announced the appointment of two new independent directors.

On August 31, 2025, Ms. Florence Ng and Mr. Kwong Sang Liu, both directors of the Company, submitted letters of resignation indicating their intention to resign as the Company’s directors, effective August 31, 2025, which have been accepted by the board of directors of the Company (the “Board”). Ms. Ng and Mr. Liu each advised the Company that their resignations were due to personal reasons and not a result of any disagreement with the Company on any matter related to its operations, policies, or practices.

On August 31, 2025, the nominating and corporate governance committee of the Board recommended, and the Board approved and appointed Mr. Maxwell E. Lin and Mr. David Chiu to serve as the Company’s independent directors.

Maxwell E. Lin brings over three decades of legal experience to Armlogi’s Board. Mr. Lin received his Bachelor of Laws degree from Soochow University in Taiwan, his Master of Business Administration degree from La Verne University in California, and his Juris Doctor degree from Western State University College of Law in California. Since 1989, Mr. Lin has served as the founder and CEO of the Law Offices of Maxwell E. Lin & Associates, where he has represented clients across diverse legal matters, including business litigation, commercial dealings, international trade disputes, and corporate law. He is admitted to practice before federal courts and various state jurisdictions, bringing expertise in legal and regulatory compliance to the Company’s strategic initiatives.

David Chiu contributes significant operational and international business expertise to the Board. Mr. Chiu received his bachelor’s degree in economics from the University of Victoria in 2001 and his master’s degree in business management from California American University. Since 2022, he has served as General Manager of Aonegroup Inc., where he oversees the Company’s import and export activities, manages wholesale flooring distribution operations, and leads overall operational and business development initiatives. His experience in cross-border commerce and supply chain management directly aligns with Armlogi’s core business model, serving international e-commerce merchants.

“On behalf of the Board, I would like to thank Florence Ng and Kwong Sang Liu for their contributions and welcome Maxwell Lin and David Chiu to our Board,” said Aidy Chou, Chairman and CEO of Armlogi. “We believe that Mr. Lin’s extensive legal background and regulatory expertise, combined with Mr. Chiu’s hands-on experience in import/export operations and international trade, will be invaluable as we continue to expand our operations and serve cross-border sellers.”

About Armlogi Holding Corp.

Armlogi Holding Corp., based in Walnut, CA, is a U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment. The Company caters to cross-border e-commerce merchants looking to establish overseas warehouses in the U.S. market. With ten warehouses covering over three and a half million square feet, the Company offers comprehensive one-stop warehousing and logistics services. The Company’s warehouses are equipped with facilities and technology for handling and storing large and bulky items. Armlogi is a member of the Russell Microcap® Index. For more information, please visit www.armlogi.com.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us.

Company Contact:

 info@armlogi.com

Investor Relations Contact:

 Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com